INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL MANAGED TRUST

       AGREEMENT made as of this _____ day of June
2014 between SEI Investments Management Corporation
(the Adviser) and J.P. Morgan Investment Management
Inc. (the Sub-Adviser).
       WHEREAS, SEI Institutional Managed Trust, a
Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the Advisers management of a Fund, and the Sub-Adviser is willing to render such investment advisory services; and

       WHEREAS, it is intended that the Sub-Adviser will make purchase or sale recommendations for the Assets (as defined below) with those recommendations executed as appropriate by the Adviser or other another sub-adviser to the Fund (the Adviser in such capacity and such other sub-adviser are individually and collectively referred to as the Overlay
Manager).

       NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall provide advice with respect to the purchase, retention and disposition of the securities and other assets of each Fund entrusted to it hereunder for management pursuant to a model portfolio (the Assets) . The Sub-Advisers advice will be in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall recommend from
time to time what Assets should be
purchased, retained or sold by the Fund
..

(b)	In the performance of its duties and
obligations   under this Agreement, the
Sub-Adviser shall act in conformity with the Trusts Declaration of Trust (as defined herein), Prospectus, Compliance
Policies and Procedures and with any
reasonable written instructions and
directions of the Adviser and of the
Board of Trustees of the Trust that are
consistent with the foregoing (Proper
Instructions) and such advice will also conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the
Code), and all other applicable federal
and state laws and regulations, as each
is amended from time to time.

(c)	the Sub-Adviser shall maintain all books
and records with respect to the model
portfolio services provided hereunder
required by subparagraphs (b) (10) and
(11) and paragraph (f) of Rule 31a-1
under the 1940 Act.  The Sub-Adviser
shall keep the books and records
relating to the Assets required to be
maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this
Agreement needed by the Adviser to keep
the other books and records of a Fund
required by Rule 31a-1 under the 1940
Act.  The Sub-Adviser agrees that all
records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request; provided, however, that the
Sub-Adviser may retain a copy of such
records.  In addition, for the duration
of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(d)	The Assets of the Fund shall be held by
the Funds custodian.  The Sub-adviser
shall at no time have custody or
physical control of the Assets.

(e)  	To the extent called for by the Trusts
Compliance Policies and Procedures, or as
	reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets
to assist the Fund in determining the
appropriate valuation of such Assets.

(f)	The investment advisory services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not materially impair the services rendered to the Adviser or the Trust.

(g)	The Sub-Adviser shall promptly notify
the Adviser of any financial condition
that is reasonably likely to impair the
Sub-Advisers ability to fulfill its
commitment under this Agreement.


(h)	In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund.  The
Sub-Adviser shall not provide investment
advice to any assets of a Fund other
than the Assets.
(i)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports, balance
sheets or financial information, and
such other information with regard to
its affairs as the Adviser or Board of
Trustees may reasonably request.  The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust with
the SEC or sent to shareholders under
the 1940 Act (including the rules
adopted thereunder) or any exemptive or
other relief that the Adviser or the
Trust obtains from the SEC.

(j)	The Sub-Adviser shall not be responsible
for reviewing proxy solicitation
materials or voting and handling proxies in relation to the securities held as Assets in a Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

	To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Additional Duties of the Sub-Adviser.  In
connection with its duty to recommend the purchase, retention and disposition of the Assets of the Fund, subject to the provisions of Section 1 of this Agreement, the Sub-
Adviser shall also provide the following investment advisory services with respect to the Assets:

(a)	provide such recommendations with
respect to the purchase, retention and
disposition of the Assets of the Fund to the Overlay Manager in the form of a model portfolio (Model Portfolio) at such times and in such manner as is mutually agreeable between the parties in writing. Sub-Adviser acknowledges that Sub-Advisers investment recommendations will be implemented by the Overlay Manager with only limited authority to vary from such recommendations.

(b)        review the composition of the
Assets in the Model Portfolio developed
by the Sub-Adviser in light of the
Prospectus and any Proper Instructions
and promptly report to the Adviser in
the event that the investments in the
Model Portfolio do not fully comply with any of the foregoing;


 (c) 	with respect to the Assets, the Overlay
Manager will determine the timing and
the manner of executing transactions
within the Fund pursuant to the Sub-
Advisers Model Portfolio.  The Sub-
Adviser shall not be responsible for the timing or the manner of transactions executed by the Overlay Manager. The
Sub-Adviser shall not be responsible for compliance violations or variations from the Prospectus or the Advisers instructions or directions that result from the manner in which the Overlay
Manager either executes or fails to
execute the Model Portfolio.  The
Adviser shall provide to the Sub-Adviser such reports or other information as the Sub-Adviser reasonably requests to assist the Sub-Adviser in providing the Sub-Advisers advisory services specified in this Agreement.

(d)   	Sub-Adviser shall have no
obligation to file with respect to the
Fund any required reports with the SEC
pursuant to Section 13(f) and Section
13(g) of the Securities Exchange Act of
1934 and the rules and regulations
thereunder.  Such reports with respect
to the Fund shall be filed by the
Adviser or the Overlay Manager.

3.	Duties of the Adviser.  The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its advisory services hereunder, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts
Declaration of Trust (as defined herein), Prospectus, Compliance Policies and
Procedures, Proper Instructions, the
requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

4.	Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such
Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws);

(b)	Prospectus of each Fund; and

(d)	Compliance Policies and Procedures.

5.	Compensation to the Sub-Adviser.  For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero.

6.	Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the Sub-Advisers willful misfeasance, bad faith or gross negligence in the performance of its obligations under this Agreement or the Sub-Advisers reckless disregard of its duties under this Agreement; provided, however, that the Sub-Advisers obligation under this
Paragraph 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

	The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages
(including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the Advisers willful misfeasance, bad faith or gross negligence in the performance of the its obligations under this Agreement or the Advisers reckless disregard of its duties under this Agreement;
provided, however, that the Advisers
obligation under this Paragraph 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Advisers own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

	 .

7.	Duration and Termination.  This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 7, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

8.	Compliance Program of the Sub-Adviser.  The
Sub-Adviser hereby represents and warrants that:

(a) 	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the Advisers Act), the Sub-
Adviser has adopted and implemented and
will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 8(b),
along with the policies and procedures
referred to in Paragraph 8(a), are
referred to herein as the Sub-Advisers
Compliance Program).

9.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide
to the Trusts Chief Compliance Officer
(CCO) the following documents after the
Sub-Adviser receives reasonable
assurance that the Adviser and the Trust will give the documents confidential treatment:

(i)	copies of the most recent SEC post
examination deficiency letters, in
which the SEC identified any
concerns, issues or matters
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto;

(ii) 	a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program;

(iii)	a report of any material changes
to the Sub-Advisers Compliance
Program;

(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 8 and 9 of this
Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

	(i)	reasonable access to the testing,
analyses, reports and other
documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub-
Advisers Compliance Program as the
Adviser and the Sub-Adviser
mutually agree upon; and

	(ii) 	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-arranged
on-site compliance related due
diligence meetings with personnel
of the Sub-Adviser.

10.	Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

11.	Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12.	Notice.  Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Legal Department

To the Trusts CCO at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Russ Emery

To the Sub-Adviser at:
J.P. Morgan Investment Management
Inc.
4 New York Plaza, 10th floor
New York, NY 10004- 2413
Attention: Scott Moritz






13.	Amendment of Agreement.  This Agreement may be
amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 7 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.	Confidential Treatment.  The Adviser agrees
that the Model Portfolio, and the investment
advice and trading recommendations implicit
therein, provided by Sub-Adviser shall be
considered confidential information (Model
Confidential Information). The Adviser agrees
that it will use Model Confidential
Information furnished by Sub-Adviser pursuant
to this Agreement solely in connection with
Advisers management of  the Fund or of any
other of its accounts for which Sub-Adviser
delivers the same Model Portfolio to Adviser.
Further, the Adviser shall limit access to
such Model Confidential Information to its
employees, agents, the Fund, the Trusts Board
of Trustees, service providers to the Adviser
and the Fund and Overlay Manager who have a
need to know in order to allow the Adviser to
fulfill its obligations under this Agreement
to carry out the purposes for which the
confidential information was disclosed or made
available and who have an obligation to
safeguard and maintain confidentiality of the
information.   Provided, however, that Sub-
Adviser acknowledges and agrees that the Adviser or the Overlay Manager may: (i) place orders directly or with broker/dealers to effect securities transactions for the Fund;
and (ii) disclose any information as required by law or to regulatory authorities upon their request.

	The Adviser shall immediately discontinue use of, and promptly return or destroy, as directed, Sub-Advisers Model Confidential
Information upon any termination of this Agreement (unless the Adviser is using the same Model Portfolio in its management of another of its accounts) subject to the Advisers record retention requirements under applicable state or federal laws. The Adviser acknowledges that the unauthorized disclosure of Sub-Advisers Model Confidential Information by the Adviser is likely to cause irreparable injury to Sub-Adviser and that, in the event of disclosure or threatened disclosure of Sub-
Advisers Model Confidential Information, Sub-
Adviser shall have no adequate remedy at law and shall therefore be entitled to obtain a temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law, in equity, or otherwise.

..  	   Notwithstanding the foregoing, either party
hereto may disclose such information which:
(i) prior to disclosure, is known to the
public; (ii) after disclosure, becomes known
to the public or otherwise ceases to be a
trade secret, through no act or omission of
the disclosing party in violation of this
Agreement; (iii) is sought by state, federal
or SRO securities regulators or pursuant to a
duly authorized subpoena; provided, however,
that the party receiving such a request for
disclosure   shall, to the extent legally
permissible, promptly advise the other party of such a request or subpoena to permit the other party to determine whether to object to the request .

16.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on file
with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the 1940
Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
J.P. Morgan Investment Management Inc.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management, Inc.

As of June ____, 2014


SEI INSTITUTIONAL MANAGED TRUST


Tax-Managed Small/Mid Cap Fund


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management, Inc.

As of June ____, 2014

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional Managed Trust

 Tax-Managed Small/Mid Cap Fund

The fee for the Mid-Cap/SMID mandate (within the
Tax-Managed Small/Mid Cap Fund) will be calculated
based on the average daily value of the Assets of
the Fund managed by the Sub-Adviser aggregated with
the average daily value of the assets of such other
SEI mutual funds or accounts with similar mandates
(i.e., mid-cap/SMID) as the Sub-Adviser may now or
in the future agree to provide investment
advisory/sub-advisory services.
The Mid-Cap/SMID mandates fee will be its pro rata
portion of the total fee calculated as set forth
below:
[REDACTED]on the first $100 million of Assets;
[REDACTED]on Assets over $100 million.
As of the effective date of this amendment the Mid-
Cap/SMID funds are as follows
*	SIMT Mid-Cap Fund; and
*	SIMT Tax-Managed Small/Mid Cap Fund.



Agreed and Accepted:


SEI Investments Management Corporation
J.P. Morgan Investment Management Inc.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________



8

16